UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2015

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Overlook Point, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Explanatory Note

We are filing this Form 8-K/A to amend our Current Report on Form 8-K filed on May 13, 2015, for the purpose of correcting inadvertent errors in the press release attached thereto as Exhibit 99.1. The amendment revisions include the following: In Non-GAAP Financial Results, Non-GAAP net income from $48.9 million to $48.8 million; Income tax receivable in the Consolidated Balance Sheets from $68,340 to $60,340; Net income (loss) in the Consolidated Statements of Cash Flows from $(25,296) to $(25,297); Non-GAAP earnings per share, Basic in the Reconciliation of GAAP to Non-GAAP Net Income from $1.39 to $1.40; and Net (loss) income in GAAP to Non-GAAP Reconciliation from $(25,296) to $(25,297).

The actual press release issued was correct and no other changes were made to the original Form 8-K. The corrected press release is attached as Exhibit 99.1 to this amendment.

Item 2.02.	Results of Operations and Financial Conditions.

The information contained in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 13, 2015, we announced our results of operations and financial position as of and for the first quarter ended April 4, 2015. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is being furnished herewith:

Exhibit Number	Description of Exhibits

99.1	Registrant’s Press Release dated May 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: May 13, 2015	By:	/s/ Jim Kaput
Jim Kaput
SVP, General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Registrant’s Press Release dated May 13, 2015